Exhibit 5.1

           [LETTERHEAD OF MORRIS, MANNING & MARTIN, LLP]


                                 August 28, 2000



SciQuest.com, Inc.
5151 McCrimmon Parkway, Suite 208
Morrisville, North Carolina  27560

         RE:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel for SciQuest.com, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of a proposed offering of up to 1,100,000 shares (the "Shares") of the Company's common stock, $.001 par value per share (the "Common Stock") pursuant to the 2000 Employee Stock Purchase Plan (the "Stock Plan").

         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion.

         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon and subject to the foregoing, we are of the opinion that the Shares being sold by the Company, when issued, sold and delivered as contemplated in the Stock Plan, will be duly authorized and validly issued and fully paid and nonassessable.

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August 28, 2000
Page 2


         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                          Very truly yours,

                                          MORRIS, MANNING & MARTIN
                                          a Limited Liability Partnership



                                          By:  /s/ Grant W. Collingsworth
                                               --------------------------------
                                                Grant W. Collingsworth, Partner